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                        STOCK PLEDGE AND ESCROW AGREEMENT

         THIS STOCK PLEDGE AND ESCROW AGREEMENT dated this the 16th day of December, 1997, by and among HARMEET S. CHAWLA, M.D., an individual residing in the State of Ohio (the "Pledgor"); in favor of OMEGA HEALTH SYSTEMS OF OHIO, INC., an Ohio corporation ("Omega Ohio"), and OMEGA HEALTH SYSTEMS, INC., a Delaware corporation ("Omega") (collectively, the "Secured Party"); and UNION PLANTERS NATIONAL BANK (the "Escrow Agent").

                              W I T N E S S E T H:

         That for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

         1. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for the Indemnities (as defined in Section 2 hereof) given to the Secured Party, the Pledgor hereby (i) transfers and assigns to the Escrow Agent, (ii) pledges to the Secured Party, and (iii) grants to the Secured Party a continuing security interest in Two Hundred Forty Thousand (240,000) shares of common stock of Omega represented by Certificate No. OH 4101 (the "Pledged Collateral").

         2. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security to secure the indemnities (the "Indemnities") contained in that certain Stock Purchase Agreement, dated as of December 16, 1997, between Pledgor, Omega and Omega Ohio (the "Acquisition Agreement").

         3. DELIVERY OF THE PLEDGED COLLATERAL. (a) All certificates representing the Pledged Collateral shall be delivered to the Escrow Agent simultaneously with the execution and delivery of this Agreement, accompanied by stock powers executed in blank by Pledgor.

         (b) If the Pledgor shall receive, by virtue of Pledgor being or having been an owner of the Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument or (ii) option or right, whether as an addition to, substitution for, or in exchange for the Pledged Collateral, or otherwise; the Pledgor shall receive such stock certificate, promissory note, instrument, option, or right and shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Escrow Agent in the exact form received, with any necessary endorsement and appropriate stock powers duly executed in blank, to be held by the Escrow Agent as Pledged Collateral.






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         4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

         (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement.

         (b) The exercise by the Secured Party of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of the Pledgor's properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledgor's properties.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge hereunder by the Pledgor of, or the grant by the Pledgor of the security interest created hereby in, the Pledged Collateral or (ii) except as may be required by laws affecting the offering and sale of securities generally, for the exercise by the Secured Party of its rights and remedies hereunder.

         (d) This Agreement creates a valid security interest in favor of the Secured Party in the Pledged Collateral. The taking possession by the Escrow Agent of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time will perfect, and establish the first priority of, the Secured Party's security interest hereunder in the Pledged Collateral. Except as set forth in this Section 4(d), no action is necessary or desirable to perfect or otherwise protect such security interest.

         5. ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL. (a) The Pledgor hereby agrees to take any reasonable action and to execute any instruments which may be necessary or advisable to accomplish the purposes of this Agreement.

         (b) The Pledgor hereby irrevocably appoints the Escrow Agent as the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Escrow Agent's discretion, to take any action and to execute any instrument which the Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

         (c) During the term of this Agreement, and so long as the Pledgor is not in default under Section 6 of this Agreement, the parties acknowledge that the Pledgor has all rights of ownership in the Pledged Collateral, including the right to vote the shares of the Pledged Collateral, to issue proxies, and to receive dividends, except where prohibited under this Agreement and subject to any restrictions contained in the Stock Restriction and Registration Rights Agreement, dated as of December 16, 1997, between Pledgor and the Secured Party.




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         6. DEFAULT. In the event that Pledgor shall fail to make full and prompt payment of any amount in connection with any Indemnities owed to the Secured Party under the provisions of the Acquisition Agreement, according to its terms, or upon any default by Pledgor in the full and prompt payment or performance of any of the Indemnities to be paid pursuant to the provisions hereof or of the Acquisition Agreement, the Secured Party shall give notice of such failure to Pledgor and Escrow Agent by certified mail, return receipt requested, or delivered to Pledgor and Escrow Agent in hand, and if such failure shall continue for thirty (30) days after such notice, the Secured Party shall give further notice to Pledgor and Escrow Agent in like manner of its intention to exercise the remedies upon default as provided herein. A copy of all notices pursuant to this Section 6 shall be sent to Dr. Harmeet S. Chawla at 210 Sharon road, Circleville, Ohio 43113, with a copy to Mr. Michael L. Stark at Stark & Knoll, 76 South Main Street, Suite 1512, Akron, Ohio 44308.

         7. REMEDIES UPON DEFAULT. Upon the occurrence of a Default (after expiration of any applicable cure period, as described in Section 6 hereof):

         (a) The Secured Party may deliver to the Escrow Agent (with a copy to the Pledgor) a notice (the "Release Notice") stating the section number of the Acquisition Agreement pursuant to which the Release Notice is given and the dollar amount due to Secured Party. In addition, the Release Notice shall state the number of shares of the Pledged Collateral whose value, based on the "Valuation Price" (as hereinafter defined), is equal to the dollar amount due to Secured Party. For purposes of this Stock Pledge and Escrow Agreement, the Valuation Price shall be the amount per share as determined pursuant to Section
2.1 of the Acquisition Agreement.

         (b) The Secured Party shall have the sole right to exercise such voting, option and other consensual rights and to receive and retain any dividends declared with respect to said Pledged Collateral transferred to Pledgor pursuant to the Release Notice after the occurrence of Default; and

         (c) Without limiting the generality of the foregoing, with the consent of Pledgor or pursuant to an arbitration determination pursuant to Paragraph 8 hereof: (i) the number of shares of the Pledged Collateral required under the Release Notice may be released by the Escrow Agent to Secured Party and may be registered in the name of the Secured Party or its nominee, and (ii) the Secured Party at its option may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to said shares of the Pledged Collateral as if it were the absolute owner thereof.

         8. CONTROVERSY BETWEEN THE PARTIES. (a) Mediation. In the event a dispute arises out of or relating to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Unless the




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parties reach an agreement reduced to writing, this mediation will be non-binding, but the parties must participate in good faith in non-binding mediation, before resorting to binding arbitration.

         (b) Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or its breach, not satisfied through either negotiation or mediation, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         As soon as reasonably practical after submission of a demand for binding arbitration, the parties shall select one arbitrator, agreeable to all parties. This arbitrator will be selected from lists prepared by the American Arbitration Association. From the American Arbitration Association list the parties will submit to the American Arbitration Association a ranked list of arbitrators which are acceptable. The highest ranking acceptable candidate will be selected by the American Arbitration Association. If no arbitrators from the list composed by the American Arbitration Association are acceptable by either of the parties, the American Arbitration Association will compile a second list. This procedure will be followed until the parties have selected an arbitrator. The results of the arbitrator's finding will be binding on the parties, and the prevailing party in such arbitration shall be entitled to recover reasonable attorney's fees and costs from the losing party.

         9. ADMINISTRATION. The Escrow Agent undertakes to perform only the duties expressly set forth herein. The Escrow Agent's duties begin upon the date of receipt of the Pledged Collateral. The Escrow Agent may rely, and shall be authorized to act or refrain from acting upon, any written notice, demand, instruction or request (including a photocopy or telecopy of an original document) furnished to it as provided herein which Escrow Agent believes in good faith to be genuine and to have been signed and presented by the proper party.

         10. LIMITATION OF LIABILITY OF ESCROW AGENT. The Secured Party and Pledgor agree to indemnify and hold Escrow Agent harmless from any acts or omissions of Escrow Agent taken or to be taken in connection with its performance of services pursuant to this Stock Pledge and Escrow Agreement, except acts or omissions which constitute gross, willful, or wanton negligence or misconduct.

         11. REMOVAL AND RESIGNATION. (a) The Escrow Agent may be removed at any time, with or without cause, upon written agreement of the Secured Party and the Pledgor. In such event a successor escrow agent shall be appointed by the Secured Party and the Pledgor and the Pledged Collateral shall be promptly transferred to said successor.

         (b) The Escrow Agent may resign from its appointment hereunder upon five (5) days prior written notice to the Secured Party and the Pledgor. In such event the Secured Party and the Pledgor shall appoint a successor escrow agent. However, in the event the Secured Party and




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the Pledgor are unable to agree on a successor within said five (5) day period, the Escrow Agent shall appoint a national bank or other similar institution as successor escrow agent to serve pursuant to the terms and conditions of this Stock Pledge and Escrow Agreement.

         12. ESCROW AGENT FEES. In consideration for the services to be rendered hereunder by the Escrow Agent, the Escrow Agent shall be paid a fee of $1,000 upon execution of this Agreement. The Pledgor shall pay 50% of the Escrow Agent Fee and the Secured Party will pay 50% of the fee.

         13. FEES OF LEGAL COUNSEL. In the event any party to this Stock Pledge and Escrow Agreement shall employ legal counsel to protect its rights hereunder, or to enforce any term or provision hereof, the party prevailing in any such action shall have the right to recover from the other party all of its reasonable attorneys' fees and expenses incurred in connection therewith. In the event Escrow Agent employs counsel for purposes of an interpleader or other action, the Secured Party and the Pledgor shall reimburse Escrow Agent for all reasonable attorneys' fees and expenses incurred in good faith in connection with such action.

         14. MISCELLANEOUS. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under the Acquisition Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (d) This Agreement shall be binding on the Pledgor and Pledgor's successors and permitted assigns and shall inure, together with all rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Secured Party may assign or otherwise transfer all or part of its rights to all or any part of the Acquisition Agreement to any of the Secured Party's Affiliates (as hereinafter defined), and such other person or entity shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Party herein or otherwise. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party, except as otherwise




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permitted under the Acquisition Agreement. For purposes of this Section 13(d),
"Affiliates" means subsidiaries of Omega or of Omega Ohio.

         (e) On December 15, 1999, this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. The Escrow Agent shall thereupon, at Pledgor's request and at the expense of the Secured Party, (i) return to the Pledgor the then remaining Pledged Collateral; and (ii) execute and deliver to the Pledgor such documents as Pledgor may reasonably request to evidence such termination.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         (g) The captions or headings of the Sections of this Agreement are inserted merely for convenience of reference and shall not be deemed to limit or modify the terms and provisions hereof.




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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by its officers thereunto duly authorized on the date first above written.

                                            PLEDGOR:


                                            /s/ HARMEET S. CHAWLA
                                            ---------------------------------
                                            HARMEET S. CHAWLA, M.D.

ESCROW AGENT:                               SECURED PARTY:
UNION PLANTERS NATIONAL                     OMEGA HEALTH SYSTEMS, INC.
BANK


By: /s/                                     By: /s/ RONALD L. EDMONDS
----------------------------------          ---------------------------------
Title:                                      Ronald L. Edmonds, Executive Vice
                                              President


                                            OMEGA HEALTH SYSTEMS OF OHIO, INC.


                                            By: /s/ RONALD L. EDMONDS
                                            ---------------------------------
                                            Ronald L. Edmonds, Vice President




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